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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported): JULY 9, 1999


                       ASCHE TRANSPORTATION SERVICES, INC.
                       -----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


         0-24576                                                      36-3964954
         -------                                                      ----------
(Commission File Number)                       (IRS Employer Identification No.)

10214 NORTH MT. VERNON ROAD, SHANNON, ILLINOIS                             61078
----------------------------------------------                             -----
        (Address of Principal Executive Offices)                      (Zip Code)

                                (815) 864-2421
                                --------------
              (Registrant's Telephone Number, Including Area Code)



                      AASCHE TRANSPORTATION SERVICES, INC.
                      ------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

           On July 9, 1999, Registrant entered into a Securities Purchase Agreement, dated as of July 9, 1999, with James A. Jalovec (the "Securities Purchase Agreement"). Pursuant to the terms of the Securities Purchase Agreement, the Registrant issued 750,000 shares of its Common Stock ("Common Shares") to Mr. Jalovec for $3,000,000. In connection with the issuance of the Common Shares, Registrant agreed to (i) register the resale of the Common Shares on Form S-3; (ii) permit Mr. Jalovec to designate two members to the Board of Directors of Registrant; and (iii) retain Mr. Jalovec as an advisor to the Board of Directors of Registrant at an annual fee of $30,000 until no later than June 30, 2004. Registrant has agreed with Mr. Jalovec to use the proceeds from the sale of the Common Shares for the payment of indebtedness of Registrant or its subsidiaries except any indebtedness payable to officers and directors of Registrant or their affiliates. Additional information regarding this transaction is set forth in the press release attached hereto as Exhibit 99.1.

                                    EXHIBITS

Exhibit 10.1 Securities Purchase Agreement, dated as of July 9, 1999, between James A. Jalovec and Registrant (incorporated by reference from Exhibit 1 to James A. Jalovec's Schedule 13D, filed with the Securities and Exchange Commission on July 19, 1999 (File No. 005-50651).

Exhibit 99.1      Press Release.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASCHE TRANSPORTATION SERVICES, INC.



Date:  July 22, 1999                By: /s/ Leon M. Monachos
                                       -----------------------------------------
                                       Leon M. Monachos, Chief Financial Officer
                                                        (Signature)